SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 30, 2003

CENTIV, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-23221	58-2033795
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

998 Forest Edge Drive, Vernon Hills, Illinois 60061

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (847) 876-8300

(Former name or former address, if changed since last report.)

Item 5.  Other Items

On December 30, 2003, Centiv, Inc. (the “Company”) received notification from the Nasdaq Stock Market that, for 30 consecutive trading days, the closing bid price for the Company’s common stock closed below $1.00 per share, the minimum requirement for continued listing on the Nasdaq SmallCap Market. To return to compliance, the bid price of the Company’s common stock must close at or above $1.00 per share for at least 10 consecutive trading days by June 28, 2004. Failure to achieve compliance may result in the Company’s common stock ceasing to be listed on the Nasdaq SmallCap Market.

The Company’s Board of Directors is considering various alternatives to address this issue.

A copy of the press release issued announcing this notification is attached hereto as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits

(a)                                  Financial Statements of Business Acquired.

Not Applicable.

(b)                                 Pro Forma Financial Information.

Not Applicable.

(c)                                  Exhibits.

99.1                           Press Release Announcing Receipt of Notification Letter

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTIV, INC.

Date: January 5, 2004	By:	/s/ Thomas M. Mason
Thomas M. Mason
Chief Financial Officer